UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2014 (November 4, 2014)

HEALTHCARE REALTY TRUST INCORPORATED
(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203
(Address of principal executive offices) (Zip Code)

(615) 269-8175
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 4, 2014, the Board of Directors (the “Board”) of Healthcare Realty Trust Incorporated (the “Company”) approved, and will submit to the Company’s stockholders for approval at its 2015 annual meeting of stockholders (the “Annual Meeting”), an amendment to the Company’s charter (the “Charter”) that would declassify the Board ( the “Charter Amendment”). The Charter Amendment will be effective only if the Company’s stockholders approve it at the Annual Meeting. If the Charter Amendment is approved by the Company’s stockholders, at the Annual Meeting all of the Company’s directors will stand for election to a one-year term expiring at the 2016 annual meeting, and will stand for election to a one-year term at all annual meetings thereafter.
Also on November 4, 2014, the Board approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to make them consistent with the Charter, as amended by the Charter Amendment. The amendment to the Bylaws will be effective only if the Company’s stockholders approve the Charter Amendment at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes Executive Vice President and Chief Financial Officer
Date: November 7, 2014